EXHIBIT 10.1

OMNIBUS AGREEMENT

among
THE HERITAGE GROUP
CALUMET GP, LLC
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
CALUMET OPERATING, LLC
CALUMET LP GP, LLC
and
CALUMET LUBRICANTS CO., LIMITED PARTNERSHIP

OMNIBUS AGREEMENT
     THIS OMNIBUS AGREEMENT (“Agreement”) is entered into on, and effective as of, the Closing Date (as defined herein), and is by and among The Heritage Group, an Indiana general partnership (“THG”), Calumet GP, LLC, a Delaware limited liability company (the “General Partner”), Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”), Calumet Operating, LLC, a Delaware limited liability company (the “OLLC”), Calumet LP GP, LLC, a Delaware limited liability company (“Calumet LP GP”), and Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership (“Calumet LP”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”
R E C I T A L S:
     The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article II, with respect to those business opportunities that the THG Entities (as defined herein) will not engage in during the term of this Agreement unless the Partnership Entities have declined to engage in any such business opportunity for their own account.
     In consideration of the premises and the covenants, conditions, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
ARTICLE I
Definitions
               1.1 Definitions.
     As used in this Agreement, the following terms shall have the respective meanings set forth below:
     “Affiliate” is defined in the Partnership Agreement.
     “Closing Date” means the date of the closing of the Partnership’s initial public offering of Common Units.
     “Code” means Internal Revenue Code of 1986, as amended.
     “Common Units” is defined in the Partnership Agreement.
     “Conflicts Committee” is defined in the Partnership Agreement.
     “Contribution Agreement” means that certain Contribution, Conveyance and Assumption Agreement, dated as of the Closing Date, among THG, the General Partner, the Partnership, the OLLC, Calumet LP GP, Calumet LP and certain other parties, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

     “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “General Partner” is defined in the introduction to this Agreement.
     “Limited Partner” is defined in the Partnership Agreement.
     “Offer” is defined in Section 2.3(a).
     “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Calumet Specialty Products Partners, L.P., dated as of the Closing Date, as such agreement is in effect on the Closing Date, to which reference is hereby made for all purposes of this Agreement. No amendment or modification to the Partnership Agreement subsequent to the Closing Date shall be given effect for the purposes of this Agreement unless consented to in writing by each of the Parties to this Agreement.
     “Partnership Entities” means the General Partner and each member of the Partnership Group.
     “Partnership Entity” means any of the Partnership Entities.
     “Partnership Group” means the Partnership, the OLLC, Calumet LP GP, Calumet LP and any Subsidiary of any such Person, treated as a single consolidated entity.
     “Partnership Group Member” means any member of the Partnership Group.
     “Party” and “Parties” are defined in the introduction to this Agreement.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.
     “Restricted Businesses” is defined in Section 2.1.
     “Retained Assets” means any assets and investments owned or operated by any of the THG Entities as of the Closing Date that were not conveyed, contributed or otherwise transferred to the Partnership Group prior to or on the Closing Date pursuant to the Contribution Agreement or otherwise.
     “Subject Assets” is defined in Section 2.2(e).

     “Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of the partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.
     “THG Entities” means THG and any Person controlled, directly or indirectly, by THG other than the Partnership Entities.
     “THG Entity” means any of the THG Entities.
     “transfer” including the correlative terms “transferring” or “transferred” means any direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition (whether voluntary, involuntary or by operation of law) of any assets, properties or rights.
     “Units” is defined in the Partnership Agreement.
ARTICLE II
Business Opportunities
               2.1 Restricted Businesses. For so long as a THG Entity controls the Partnership, and except as permitted by Section 2.2, each of the THG Entities shall be prohibited from engaging in, whether by acquisition, construction, investment in debt or equity securities of any Person or otherwise, any business having assets engaged in the following businesses (the “Restricted Businesses”): the refining or marketing of specialty lubricating oils, solvents, wax products, gasoline, diesel or jet fuel products in the continental United States.
               2.2 Permitted Exceptions. Notwithstanding any provision of Section 2.1 to the contrary, the THG Entities may engage in the following activities under the following circumstances:
     (a) the ownership and/or operation of any of the Retained Assets (including replacements and natural extensions of the Retained Assets);
     (b) the refining and/or marketing of asphalt and asphalt-related products and related product development activities;

     (c) the refining and/or marketing of products that do not produce “qualifying income” as defined in the Code;
     (d) the purchase and ownership of up to 9.9% of any class of securities of any entity engaged in any Restricted Business;
     (e) the acquisition of, construction of or investment in any Restricted Business or any asset or group of related assets used in any Restricted Business by a THG Entity after the Closing Date (the “Subject Assets”) if, in the case of an acquisition, the fair market value of the Subject Assets, or, in the case of an investment, the amount of the investment, or in the case of construction, the estimated construction cost of the Subject Assets, is less than $5 million at the time of such acquisition, investment or construction, as the case may be;
     (f) the acquisition of, construction of or investment in any Subject Assets involving a fair market value, investment or construction cost, as the case may be, greater than that permitted by Section 2.2(d) or Section 2.2(e); provided the Partnership Group has been offered the opportunity to acquire, construct or invest in such Subject Assets in accordance with Section 2.3 and the General Partner (with the approval of the Conflicts Committee) has elected not to purchase such Subject Assets; and
     (g) any Restricted Business conducted by a THG Entity with the approval of the Conflicts Committee.
               2.3 Procedures.
               (a) In the event that a THG Entity becomes aware of an opportunity to acquire, construct or invest in Subject Assets described in Section 2.2(f), then, subject to Section 2.3(b), as soon as practicable, such THG Entity shall notify the General Partner in writing of such opportunity and deliver to the General Partner all information in the possession of any THG Entity relating to the Subject Assets and such potential transaction. As soon as practicable but in any event within 30 days after receipt of such notification and information, the General Partner, on behalf of the Partnership, shall notify the THG Entity in writing that either (i) the General Partner, on behalf of the Partnership, has elected (with the concurrence of the Conflicts Committee) not to cause a member of the Partnership Group to pursue the opportunity to acquire, construct or invest in the Subject Assets, in which case the THG Entities may acquire, construct or invest in such Subject Assets without any further obligation to offer such opportunity to the Partnership, or (ii) the General Partner, on behalf of the Partnership, has elected (with the concurrence of the Conflicts Committee) to cause a member of the Partnership Group to pursue the opportunity to acquire, construct or invest in the Subject Assets. Failure by the General Partner to provide such notice within such 30-day period shall be deemed to constitute a decision not to pursue such opportunity. If, at any time, the General Partner abandons such opportunity with the approval of the Conflicts Committee (as evidenced in writing by the General Partner following the request of the THG Entity), the THG Entity may pursue such opportunity. Any Subject Assets which are permitted to be acquired, constructed or invested in by a THG Entity must be so acquired, constructed or invested in (i) within 12 months of the later to occur of (A) the date that the THG Entity is permitted pursuant to this Section 2.3(a) to pursue such acquisition, construction project or investment and (B) the date upon which all required governmental approvals to consummate such acquisition, construction project or investment have been obtained, and (ii) on terms not materially more favorable to the THG Entity than were offered to the Partnership. If either of these conditions are not satisfied, such opportunity must be reoffered to the Partnership in accordance with this Section 2.3(a).
               (b) Notwithstanding Section 2.3(a), in the event that a THG Entity becomes aware of an opportunity to make an acquisition or investment that includes both Subject Assets and assets that are not Subject Assets and such Subject Assets have a fair market value (as determined in good faith by the Board of Trustees of THG) equal to or greater than $5 million but comprise less than half of the fair market value (as determined in good faith by the Board of Trustees of THG) of the total assets being considered for acquisition or investment, then the THG Entity may make such acquisition or investment without first offering the opportunity to the Partnership or notifying the General Partner provided that the THG Entities comply with the following procedures:
               (i) Within 90 days after the consummation of the acquisition or investment, as the case may be, by a THG Entity of the Subject Assets, as the case may be, the THG Entity shall notify the General Partner in writing of such acquisition or investment and offer the Partnership Group the opportunity to purchase such Subject Assets in accordance with this Section 2.3(b) (the “Offer”). The Offer shall set forth the proposed terms by which a Partnership Group Member may purchase the Subject Assets and, if any THG Entity desires to utilize the Subject Assets, the proposed commercially reasonable terms on which the Partnership Group will enable the THG Entity to utilize the Subject Assets. As soon as practicable, but in any event within 30 days after receipt of such written notification, the General Partner shall notify the THG Entity in writing that either (x) the General Partner has elected (with the concurrence of the Conflicts Committee) not to cause any Partnership Group Member to purchase the Subject Assets, in which event the THG Entity shall be forever free to continue to own or operate such Subject Assets, or (y) the General Partner has elected (with the concurrence of the Conflicts Committee) to cause a Partnership Group Member to purchase the Subject Assets, in which event the following procedures in subsections (ii) and (iii) shall apply.
               (ii) If the THG Entity and the General Partner (with the approval of the Conflicts Committee) are able, within 60 days after receipt by the General Partner of the Offer, to agree on the fair market value of the Subject Assets that are subject to the Offer and any other terms of the Offer including, without limitation, the terms, if any, on which the Partnership Group will enable the THG Entity to utilize the Subject Assets, a Partnership Group Member shall purchase the Subject Assets for the agreed upon fair market value as soon as commercially practicable after such agreement has been reached and, if applicable, enter into an agreement with the THG Entity to provide services in a manner consistent with the Offer.

               (iii) If the THG Entity and the General Partner (with the concurrence of the Conflicts Committee) are unable, within 60 days after receipt by the General Partner of the Offer, to agree on the fair market value of the Subject Assets that are subject to the Offer or the other terms of the Offer including, if applicable, the terms on which the Partnership Group will enable the THG Entity to utilize the Subject Assets, the THG Entity and the General Partner will engage a mutually agreed upon investment banking firm to determine the fair market value of the Subject Assets and/or the other terms on which the Partnership Group and the THG Entity are unable to agree. Such investment banking firm will determine the fair market value of the Subject Assets and/or the other terms on which the Partnership Group and the THG Entity are unable to agree within 30 days of its engagement and furnish the THG Entity and the General Partner its determination. The fees of the investment banking firm will be split equally between the THG Entity and the Partnership Group. Once the investment banking firm has submitted its determination of the fair market value of the Subject Assets and/or the other terms on which the Partnership Group and the THG Entity are unable to agree, the General Partner will have the right, but not the obligation, subject to the approval of the Conflicts Committee, to cause a Partnership Group Member to purchase the Subject Assets pursuant to the Offer as modified by the determination of the investment banking firm. The Partnership Group will provide written notice of its decision to the THG Entity within 30 days after the investment banking firm has submitted its determination. Failure to provide such notice within such 30-day period shall be deemed to constitute a decision not to purchase the Subject Assets. If the General Partner elects to cause a Partnership Group Member to purchase the Subject Assets, then the Partnership Group Member shall purchase the Subject Assets pursuant to the Offer as modified by the determination of the investment banking firm as soon as commercially practicable after such determination and, if applicable, enter into an agreement with the THG Entity to provide services in a manner consistent with the Offer, as modified by the determination of the investment banking firm, if applicable.
               2.4 Scope of Prohibition. Except as provided in this Article II and the Partnership Agreement, each THG Entity shall be free to engage in any business activity, including those that may be in direct competition with any Partnership Group Member.
               2.5 Enforcement. The THG Entities agree and acknowledge that the Partnership Group does not have an adequate remedy at law for the breach by any THG Entity of the covenants and agreements set forth in this Article II, and that any breach by any THG Entity of the covenants and agreements set forth in this Article II would result in irreparable injury to the Partnership Group. The THG Entities further agree and acknowledge that any Partnership Group Member may, in addition to the other remedies which may be available to the Partnership Group, file a suit in equity to enjoin the THG Entities from such breach, and consent to the issuance of injunctive relief relating to this Agreement. No Person, directly or indirectly controlled thereby shall be liable for the failure of any other Person, directly or indirectly, controlled thereby to comply with this Article II.

ARTICLE III
Miscellaneous
               3.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Indiana and to venue in Indianapolis, Indiana.
               3.2 Notice. All notices or other communications required or permitted under, or otherwise in connection with, this Agreement must be in writing and must be given by depositing same in the U.S. mail, addressed to the Person to be notified, postpaid and registered or certified with return receipt requested or by transmitting by national overnight courier or by delivering such notice in person or by facsimile to such Party. Notice given by mail, national overnight courier or personal delivery shall be effective upon actual receipt. Notice given by facsimile shall be effective upon confirmation of receipt when transmitted by facsimile if transmitted during the recipient’s normal business hours or at the beginning of the recipient’s next business day after receipt if not transmitted during the recipient’s normal business hours. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to all other Parties in the manner provided in this Section 3.2.
               if to the THG Entities:
The Heritage Group
5400 West 86th Street
Indianapolis, Indiana 46268
Attention: Fred M. Fehsenfeld, Jr.
Fax: 317-879-8145
with a copy to:
The Heritage Group
5400 West 86th Street
Indianapolis, Indiana 46268
Attention: Tom Mattix
Fax: 317-872-6327

               if to the Partnership Entities
Calumet Specialty Products Partners, L.P.
2780 Waterfront Parkway East Drive, Suite 200
Indianapolis, Indiana 46214
Attention: R. Patrick Murray, II
Fax: 317-328-5676
with a copy to:
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2300
Houston, Texas 77002
Attention: David Oelman
Fax: 713-758-2346
               3.3 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
               3.4 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto; provided, however, that the Partnership may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that the General Partner determines will adversely affect the holders of Common Units. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.
               3.5 Assignment. No Party shall have the right to assign any of its rights or obligations under this Agreement without the consent of the other Parties hereto.
               3.6 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
               3.7 Severability. If any provision of this Agreement shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.
               3.8 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each signatory party hereto agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

               3.9 Rights of Limited Partners. The provisions of this Agreement are enforceable solely by the Parties to this Agreement, and no Limited Partner of the Partnership shall have the right, separate and apart from the Partnership, to enforce any provision of this Agreement or to compel any Party to this Agreement to comply with the terms of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Closing Date.

THE HERITAGE GROUP

By:	/s/ Fred M. Fehsenfeld, Jr.

Fred M. Fehsenfeld, Jr.
Chief Executive Officer

CALUMET GP, LLC

By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II
Vice President and Chief Financial Officer

CALUMET SPECIALTY PRODUCTS
PARTNERS, L.P.

By:	CALUMET GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II
Vice President and Chief Financial Officer

CALUMET OPERATING, LLC

By:	Calumet Specialty Products Partners, L.P.,
its sole member

By:	Calumet GP, LLC,
its general partner

By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II
Vice President and Chief Financial Officer

CALUMET LP GP, LLC

By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II
Vice President and Chief Financial Officer

CALUMET LUBRICANTS CO., LIMITED
PARTNERSHIP

By:	CALUMET LP GP, LLC, its general partner

By:	/s/ R. Patrick Murray, II

R. Patrick Murray, II
Vice President and Chief Financial Officer